UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2013

Hampton Roads Bankshares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	001-32968	54-2053718
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

641 Lynnhaven Parkway, Virginia Beach, VA 23452
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (757) 217-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 14, 2013, James F. Burr has been appointed to the Board of Directors (the “Board”) of Hampton Roads Bankshares, Inc. (the “Company”).  On December 26, 2012, Mr. Burr was elected by the Company’s shareholders to serve as a new director of the Company, effective upon the approval of Mr. Burr’s appointment to the Board by banking authorities. On May 14, 2013, Mr. Burr’s appointment to the Board became effective upon the Company’s receipt of notification from the Federal Reserve Bank of Richmond that it has determined that it will interpose no objection to Mr. Burr’s appointment to the Board.  The Board anticipates naming Mr. Burr to serve on one or more committees of the Board but at the time of this Form 8-K, the Board has not determined the committee(s) to which he will be named.

Mr. Burr is currently a managing director in the Global Financial Services Group of The Carlyle Group, a position he has held since July 2008. From 2006 to 2008, Mr. Burr served as Corporate Treasurer of Wachovia Bank, where he was responsible for activities relating to funding, investing, risk transference, balance sheet management, liquidity and capital usage.  Previously, Mr. Burr had served in various other roles at Wachovia since 1992, including Assistant Treasurer, Controller of the Corporate and Investment Bank, Product Controller of Treasury/Balance Sheet Management and Structured Products and Mortgage Analyst. Mr. Burr began his career at Ernst & Young, where he was a C.P.A. focused on banking and computer audit issues.  Mr. Burr also serves on the Board of Directors of Central Pacific Financial Corp.

Mr. Burr earned a BS in Accounting from Appalachian State University.

On June 27, 2012, under the terms of a Standby Purchase Agreement (“SPA”), an affiliate of The Carlyle Group received a $1.0 million cash fee in return for its agreement to fulfill its obligations under the SPA. (The SPA was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2012.)  Mr. Burr was designated to the Company’s Board of Directors by an affiliate of The Carlyle Group pursuant to that certain Second Amended and Restated Investment Agreement, dated as of August 11, 2010, by and among the Company, an affiliate of The Carlyle Group, and ACMO-HR, L.L.C.

Mr. Burr’s compensation will be consistent with the compensation policies applicable to the Company’s other non-employee directors.

The Company issued a press release on May 16, 2013 announcing the appointment of Mr. Burr, a copy of which is being furnished as an exhibit to this report and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Ex. 99.1	Press Release, dated May 16, 2013, announcing the appointment of James F. Burr as director of Hampton Roads Bankshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: May 16, 2013	By:	/s/ Douglas J. Glenn
Douglas J. Glenn
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
Ex. 99.1	Press Release, dated May 16, 2013, announcing the appointment of James F. Burr as director of Hampton Roads Bankshares, Inc.